Exhibit 10.3

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this "Agreement") is made and entered into on December 15, 2009, by and among Infrastructure Materials Corp, a Delaware corporation, as buyer (the "Company"); Canadian Infrastructure Corp., an Alberta, Canada corporation   (Canada” );  and Todd Montgomery, the sole  Shareholder of Canada (the "Shareholder").

RECITALS:

A.           As of Closing the Shareholder will own of record and beneficially all of the issued and outstanding shares of capital stock of Canada (the "Canada Shares").

B.           The Shareholder desires to sell to the Company, and the Company desires to purchase from the Shareholder, the Canada Shares, on the terms and subject to the conditions of this Agreement.

C.           As of the Closing Canada will own or have the exclusive right to explore the quarry leases as more particularly described in SCHEDULES A of this Agreement (collectively referred to herein as the “Properties”).

NOW, THEREFORE, for and in consideration of the premises and the mutual promises and undertakings contained herein, and for other good and valuable consideration, and subject to the terms and conditions of this Agreement, the parties hereto agree as follows.

1.           THE EXCHANGE.

1.1         Sale and Purchase of the Canada Shares.   On the terms and subject to conditions of this Agreement, at the Closing (as defined below), the Shareholder shall sell, transfer, assign, convey and deliver to the Company, free and clear of all adverse claims, security interests, liens, claims and encumbrances (other than restrictions under applicable securities laws or as expressly agreed to herein by the Company), and the Company shall purchase, accept and acquire all of the Canada Shares from the Shareholder, such purchase and sale being herein sometimes referred to as the "Exchange."  At Closing, the Company shall receive good and merchantable title to the Canada Shares.

1.2         Issuance of Exchange Shares.  In full payment for the Canada Shares, the Company shall issue and deliver to the Shareholder, $408,710.90 US dollars (the Purchase Price) subject to adjustments representing all of the costs incurred by the Shareholder in accruing properties and incorporating Canada to be payable with 1,021,777 common shares of the Company (the "Exchange Shares") at $0.40 per share.  The Exchange Shares, will, when issued, be validly issued, fully paid, and non  assessable; and the sale, issuance and delivery of the Exchange Shares on the terms herein contemplated will be authorized by all requisite corporate action of the Company; and the Exchange Shares will not be subject to any preemptive rights, options or similar rights on the part of any Shareholder or creditor of the Company or any other person.  The Exchange Shares will be issued at Closing (as defined below) pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act.  Upon issuance, the Exchange Shares will be considered “restricted” shares and may not be transferred or re-sold unless an exemption for such transfer is available or the re-sale is covered by a registration statement filed under the Securities Act.

1.3         Restrictive Legend on Shares.   When issued the certificates evidencing the Exchange Shares will bear a restrictive legend substantially in the following form:

"The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are "restricted securities" as that term is defined in Rule 144 under the Securities Act. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act."

1.4         Closing.  Subject to the conditions precedent set forth herein, the Closing of all transactions herein contemplated (the "Closing") shall take place on or before the 1st day of January, 2010, or such other date as the parties may agree.  This Agreement shall be effective and binding when signed by all parties.

1.5         Appointment of Officers and Directors.  At Closing, Mason Douglas shall be appointed as a director and secretary of Canada and Todd Montgomery shall remain as a director and President.

1.6         Further Assurances. Canada and the Shareholder agree to execute all documents and instruments and to take or to cause to be taken all actions which the Company deems necessary or appropriate to complete the transactions contemplated by this Agreement, whether before or after the Closing.

1.7         Public Filing.  Upon execution and or Closing of this Agreement, the Company shall prepare and file such documents as are necessary to comply with all applicable U.S. Securities Laws and regulations, including a report on Form 8-K and regulation of the TSX Venture Exchange as required.  The parties agree to cooperate in the preparation of such filings.

2.           OTHER AGREEMENTS OF THE PARTIES.

2.1         Canada to Provide Financial Records.  Canada at Closing shall provide financial records, including receipts for incorporation costs and all other expenditures incurred since the date of inception (collectively referred to herein as “Financial Data”).

2.2         Canada to Dispose of Other Assets .  Canada prior to Closing shall have disposed of all other assets except those described in Schedule A hereof.

3.           REPRESENTATIONS AND WARRANTIES OF CANADA AND SHAREHOLDER.

Canada and the Shareholder hereby represent and warrant to the Company that the following are true and correct as of the Closing:

3.1         Organization and Standing. Canada and is and on the Closing will be duly organized, validly existing and in good standing under the laws of the Province of Alberta with all requisite power and authority to carry on the business in which it is engaged, to hold quarry leases on mineral rights and other assets it may own, and are duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of their business makes such qualification necessary.

3.2         Capitalization.  Other than the Canada Shares to be conveyed to the Company pursuant to this Agreement, no other shares of capital stock have been issued.  All of the issued and outstanding share of capital stock of Canada have been duly authorized, validly issued, and are fully paid and non assessable.  Canada  does not have outstanding any option, warrant or similar instrument that entitles its holder to acquire shares and is not a party to or bound by any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, whereby Canada is bound to issue shares of its capital stock or any instrument or right convertible into or exchangeable for shares of its capital stock, nor relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of Canada of any type or class.

3.3         Litigation.  There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting Canada or any of its properties or assets in any court or by or before any governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum which, if determined adversely to Canada, would materially affect its business, prospects, Properties or financial condition or Canada's right to conduct its mineral exploration business as being conducted or expected to be conducted.  There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which Canada is a party or by which it is bound or affected.

3.4         Estoppel.  All statements made in this Agreement, or in any Schedule hereto, or in any document or certificate executed and delivered herewith, by Canada are true, correct and complete as of the date of this Agreement and will be so as of the Closing.  All statements contained in any certificate made by any official of Canada and delivered to the Company shall be deemed representations and warranties of Canada and the Shareholder.

3.5         Compliance with Laws and Permits.  To the best of its knowledge, Canada has complied in all material respects with its organizational documents, including its articles of incorporation and bylaws (each as amended to date), all applicable laws, regulations and rules, all applicable orders, judgments, writs, decrees or injunctions of any local or county governments or any department, agency or other instrumentality thereof, domestic, applicable to its business or Properties, and has not done or omitted to do any act or acts which singly or in the aggregate are in violation of any of the foregoing.  To the best of its knowledge, Canada has, except as noted herein or in the Schedule hereto, obtained all licenses and permits necessary to explore its Properties and carry out its operations, is not in violation of any such license or permit and has not received any notification that any revocation or limitation thereof is pending or threatened.

3.6         No Undisclosed Material Liabilities.  Canada has not incurred any liabilities or obligations whatever (whether direct, indirect, accrued, contingent, absolute, secured or unsecured or otherwise) affecting or related to the Properties, including liabilities as mortgagor, guarantor or surety or otherwise for debts or the obligations of others and tax liabilities due or to become due.  There is no basis for any material claim against Canada's Properties or assets.  Canada has no creditors or agreement with another third party whose prior consent might be required by law to the sale of the Properties.

3.7         Material Transactions and Adverse Changes. Except as has been disclosed in writing to the Company , Canada has not, and as of the Closing will not have: (i) suffered any material adverse change in its assets taken as a whole; (ii) suffered any damage or destruction in the nature of a casualty loss to any one or more of its assets, whether or not covered by insurance, which singly or in the aggregate are materially adverse to the Properties or business of Canada; (iii) made any change in any method of accounting or accounting practice, including the revaluation of any of its assets; or (iv) agreed in writing or otherwise to take any action prohibited by this Agreement.

3.8         Taxes.  All taxes applicable to Canada, its Properties or other assets and/or to the Canada Shares (including the transfer of such Canada Shares), including any income, excise, unemployment, occupational, franchise, ad valorem and other taxes, duties, assessments or charges levied, assessed or imposed upon Canada by the Government or subdivision or instrumentality thereof have been duly paid (or will be paid as of the Closing) or adequately disclosed to the Company and provided for, and all required tax returns or reports concerning any such items have been duly filed.  Canada has not waived any statute of limitations with respect to any tax liability whatever for any period prior to the date of this Agreement or agreed to any extension of time with respect to a tax assessment or liability.

3.9         Indebtedness to and from Affiliates.  Canada is not indebted to any officer, director, employee or Shareholder thereof, or any affiliate of such persons, as of the date of this Agreement, and no money or property is owed to Canada by any officer, director, employee or Shareholder thereof or any affiliate of such persons, and none will be owed as of the Closing.

3.10       Documents Genuine.  All originals and/or copies of Canada organizational documents, including articles of incorporation and bylaws, each as amended to date, and all minutes of meetings and written consents of directors and Shareholder in lieu of meetings of directors and/or Shareholder of Canada, Financial Data, and any and all other documents, material, data, files, or information which have been or will be furnished to the Company, are and will be true, complete, correct and unmodified originals and/or copies of such documents, information, data, files or material.

3.11       Employees and Salaries.  Canada will have no employees at the Closing.

3.12       Authorization and Validity.  The execution, delivery and performance by Canada of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Canada and all necessary approvals of the Shareholder of Canada will have been obtained by the Closing.  This Agreement and any other agreement contemplated hereby have been or will be as of the Closing duly executed and delivered by Canada and constitutes and will constitute legal, valid and binding obligations of Canada, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

3.13       Consents; Approvals; Conflict. No consent, approval, authorization or order of any court or governmental agency or other body is required for the Shareholder to consummate the Exchange. Neither the execution, delivery, consummation or performance of this Agreement shall conflict with, or constitute a breach of any law or regulation and no prior approval is necessary by or under, Canada’s articles of incorporation, bylaws or any note, mortgage, indenture, deed of trust, lease, obligation, or other agreement or instrument to which Canada is a party.

3.14       Property.  Attached to this Agreement or will be at the Closing SCHEDULE A with descriptions of all quarry leases owned or which Canada has the exclusive right to explore and which are included within the definition of “Properties” as that term is used in this Agreement.  Canada represents and warrants that at the Closing they will have registered rights to those quarry leases, free of all regulatory, liens or encumbrances and will have such registered rights at Closing.  Canada will provide at the Closing, proof of clear title or right to the quarry leases included in the SCHEDULE A.

3.15       Restrictive Covenants.  Prior to the consummation of the Exchange, Canada shall conduct its business in the ordinary and usual course without unusual commitments and in compliance with all applicable laws, rules, and regulations. Furthermore, Canada will not, without the prior written consent of the Company, (i) make any changes in its capital structure, (ii) incur any liability or obligation other than current liabilities incurred in the ordinary and usual course of business, (iii) incur any material indebtedness for borrowed money, (iv) make any loans or advances other than in the ordinary and usual course of business, (v) declare or pay any dividend or make any other distribution with respect to its capital stock, (vi) issue, sell, or deliver or purchase or otherwise acquire for value any of its stock or other securities, or (vii) mortgage, pledge, or subject to encumbrance any of its assets or Properties or sell or transfer any of its assets or Properties.

3.16       Disclaimer of Further Warranties; Etc. Except as expressly set forth in this Agreement and the Schedule hereto; the Company has made no other representation or warranty to Canada or the Shareholder in connection with the Exchange. Canada's and the Shareholder’s decision to enter into the Exchange is based upon their own independent judgment and investigation and not on any representations or warranties of the Company, other than those expressly stated in this Agreement and in the Schedule hereto.

3.17       Environmental Matters.  Canada, or the Shareholder or any predecessor entity controlled by the Shareholder and or associates of the Shareholder:

(a)           has not (A) generated, used, transported, treated, stored, released or disposed of any hazardous substance in violation of any applicable laws; or (B) engaged in any generation, use, transportation, treatment, storage, release or disposal of any hazardous substance in connection with the conduct of its business or the use of any property or facility which has created or might reasonably be expected to create any liability under any applicable laws or which would require reporting to or notification of any governmental entity and will not have at the Closing.

(b)           has not (A) received notice that they are potentially responsible parties for an environmental cleanup site or for corrective action under any applicable law; (B) submitted or been required to submit any environmental notice pursuant to any applicable law; (C) received any written request for information in connection with any environmental cleanup site; or (D) been required to undertake any prospective or remedial action or clean-up action of any kind at the request of any governmental entity, or at the request of any other person, relating to any applicable environmental law and will not have at the Closing.

(c)           has conducted all of its operations and exploration activities in material compliance with all applicable environmental laws.

Canada and the Shareholder are not aware of any environmental claim, investigation or violation that would affect the ability of Canada. to explore the Properties.

4.           REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. The Shareholder represents and warrants to the Company that the following are true and correct as of the date hereof and will be true and correct through the Closing as if made on that date:

4.1         Ownership of the Canada Shares.  The Shareholder owns, of record and beneficially, the number of Canada Shares set out herein; the Shareholder’s shares are free and clear of all liens, claims, rights or other encumbrances whatsoever and of all options and similar rights of third persons; and no person has or will have any right in and to such share except as is created by force of any applicable law.  No third party has or at Closing will have any right of first refusal, pre-emptive right, option or similar right to acquire the Canada Shares of the Shareholder prior to the Closing.

4.2         Full right and Legal Capacity.  The Shareholder has the full right, power and legal capacity to enter into this Agreement and sell and deliver the Canada Shares to the Company.

4.3         Solvency.  The Shareholder represent and warrant that he is not now insolvent and will not be insolvent after selling and delivering the Canada Shares to the Company on the terms of this Agreement, and in exchange for the Canada Shares being sold hereby the Shareholder is receiving new consideration at least equal to the full and fair value of the Canada Shares being sold.

4.4         Acknowledgements Regarding the Company and the Exchange Shares.

(a)           Canada and the Shareholder understand and acknowledge that the Company is a publicly reporting company with no current revenues.   The Shareholder recognizes that the Exchange Shares are speculative and involve a high degree of risk, and that the prospects and future success of the Company depend principally on its ability to raise sufficient capital to carry out exploration on the Properties.

(b)           The Shareholder acknowledges and agrees that he has been furnished with or has access to the Company’s latest regulatory filings (for information purposes only) setting out its business, assets, financial condition and plan of operation.  The Shareholder further represent that he has full knowledge of the Company and its business, assets, results of operations, financial condition and plan of operation and the terms and conditions of the issuance of the Exchange Shares.  The Shareholder acknowledges that he has full access to all of the affairs of the Company as a result of his position as Chief Executive Officer of the Company.

(c)           In connection with the issuance and delivery of the Exchange Shares, the Shareholder understand and acknowledge that the Exchange Shares have not been registered under the Securities Act and have been issued in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act, on the grounds that the transactions contemplated in this Agreement do not involve any public offering.  The Shareholder is acquiring the Exchange Shares for this own account, and not for the account of any other person, and not for distribution, assignment or resale to others, or for pledge or hypothecation, and no other person has or is intended to have a direct or indirect ownership or contractual interest in the Exchange Shares except as may exist or arise by operation of law. The Shareholder acknowledge that the Exchange Shares are "restricted securities" as that term is defined in Rule 144(a) of the General Rules and Regulations under the Securities Act and understand that the Exchange Shares must be held indefinitely until they are subsequently registered for re-sale under the Securities Act or an exemption from such registration requirements is available for their re-sale.  The Shareholder understands and agrees that the prior written consent of the Company will be necessary for any transfer of the Exchange Shares until the Exchange Shares have been duly registered for re-sale or the transfer is made in accordance with Rule 144 or other available exemption under the Act.  The Shareholder further understand that every certificate issued by the Company evidencing Exchange Shares will bear a legend restricting transfer as provided in this Agreement.

(d)           The Shareholder, has such knowledge and experience in financial, tax and business matters as to enable the Shareholder to utilize his knowledge of the Company, in connection with the Exchange and issuance of the Exchange Shares, to evaluate the merits and risks of acquiring the Exchange Shares and to make an informed investment decision with respect thereto.

(e)           The Shareholder acknowledges that he has reviewed the current disclosure filings of the Company for information purposes and that the Exchange Shares are not being sold pursuant to a Prospectus.

4.5         True and Correct Information and Material Changes.  All information which the Shareholder has provided or will provide to the Company is or will be correct and complete as of the date furnished to the Company, and, if there should be any material change in such information prior to the Closing as to Shareholder, will immediately provide the Company with such information.

4.6         No Solicitation.  Shareholder was not solicited by the Company by any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or made available over telephone lines by any information service, or any seminar or meeting whose attendees had been invited by any means of general solicitation or general advertising.

4.7         No Other Representations or Warranties.  Except as expressly set forth in this Agreement and the Schedule hereto, the Company has not made any representation or warranty to the Shareholder in connection with this Agreement. The Shareholder’s decision to enter into the Exchange is based upon his own independent judgment and investigation and not on any representations or warranties of the Company other than those expressly stated in this Agreement and in the Schedules hereto.

4.8         No Operations. Other than certain reimbursements if any paid to Canada in connection with the transactions contemplated by this Agreement, Canada has had any revenue or operations since inception.

5.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  Unless specifically stated otherwise, the Company represents and warrants to the other parties that the following are true and correct as of the date hereof and will be true and correct through the Closing as if made on that date.

5.1         Organization and Good Standing. The Company is and on the Closing will be duly organized, validly existing and in good standing under the laws of the State of Delaware.

5.2         Authorized Capitalization. As provided in its Articles of Incorporation, the authorized capital stock of the Company consists of 100,000,000 common shares of common stock at par value $.0001 per share, of which not more than 61,000,000 shares will be issued and outstanding prior to the Closing and 50,000,000 shares, par value $.0001 per share, are designated as preferred stock, none of which are issued or outstanding or will be at Closing.

5.3         Declaration of Interest.  The Company declares that in its decision to acquire Canada, it is relying on independent legal, financial and tax experts and other technical personnel, and that the Company’s decision to enter into this Agreement is based upon its own independent judgment, investigation and evaluation by disinterested members of its Board of Directors and management, and not on any representations or warranties of the Shareholder, other than those expressly stated in this Agreement and in the Schedules hereto.  Furthermore, the Company hereby declares that its principle business is the acquisition, exploration and development of mineral properties, both in the United States and in foreign countries and that it has the requisite technical and managerial personnel and experience to conduct such business and that such technical and managerial experience was employed in the evaluation of the mineral potential of Canada’s Properties,.

5.4         Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting the Company in any court or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum. There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which the Company is a party or by which it is bound or affected.

5.5         Authorization and Validity. The execution, delivery and performance by the Company of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, has been approved by the disinterested members of the Company’s Board of Directors. .  This Agreement and any other agreement contemplated hereby have been or will be as of the Closing duly executed and delivered by the Company and constitute and will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

5.6         Taxes.  All income, excise, unemployment, social security, occupational, franchise and other taxes, duties, assessments or charges levied, assessed or imposed upon the Company by the United States or by any state or municipal government or subdivision or instrumentality thereof have been duly paid or adequately provided for, and all required tax returns or reports concerning any such items have been duly filed or will be so filed.

5.7         Indebtedness to or from Affiliates.  The Company is not and will not be indebted to any officer, director, employee or Shareholder thereof as of the Closing.  No money or property is owed to the Company by any officer, director, employee or Shareholder thereof, and none will be owed as of the Closing.

5.8         Consents; Approvals; Conflict.  No consent, approval, authorization or order of any court or governmental agency or other body is required for the Company to execute and perform its obligations under this Agreement. Neither the execution, delivery, consummation nor performance of this Agreement shall conflict with, constitute a breach of the Company's articles of incorporation and bylaws, as amended to date, or any note, mortgage, indenture, deed of trust or other agreement of instrument to which the Company is a party or by which it is bound nor, to the best of the Company's knowledge and belief, any existing law, rule, regulation, or any decree of any court or governmental department, agency, commission, board or bureau, domestic or foreign, having jurisdiction over the Company.  The Company has timely, accurately, and completely filed all reports, statements and schedules required under applicable federal and state securities laws with the U.S. Securities and Exchange Commission and all governing securities authorities, if any.

5.9         Disclaimer of Further Warranties; Etc.  Except as expressly set forth in this Agreement and the Schedule hereto, neither Canada nor the Shareholder has made any other representation or warranty to the Company in connection with the Exchange.  The Company's decision to enter into the Exchange is based upon the Company's own independent judgment and investigation by disinterested members of its Board of Directors and management and not on any representations and warranties of Canada or the Shareholder other than those expressly stated in this Agreement and in the Schedule hereto.

6.           CONDITIONS TO OBLIGATIONS OF THE PARTIES; DELIVERIES.  All obligations of the parties under this Agreement are subject to the fulfillment, prior to the Closing, of all conditions precedent and to performance of all covenants and agreements and completion of all deliveries contemplated herein, unless specifically waived in writing by the party entitled to performance or to demand fulfillment of the covenant or delivery of the documents.

6.1         Documents to be delivered by Canada to the Company.  At the Closing, the following documents shall be delivered to the Company by Canada or the Shareholder, as the case may be, which documents shall be reasonably satisfactory in form and content to the Company's counsel:

(a)           Certificates executed by an authorized signing officer of Canada, dated as of the Closing, certifying that the representations and warranties of Canada, contained in this Agreement and the information set forth in the Schedule of Canada hereto are then true and correct and that Canada has complied with all agreements and conditions required by this Agreement and all related agreements to be performed or complied with by Canada.

(b)           A copy of the directors' resolution or the minutes of the meeting of the directors of Canada approving the execution and performance of this Agreement.

(c)           The certificates evidencing the Canada Shares, indorsed on the reverse side for transfer or accompanied by a signed stock power in form reasonably satisfactory to the Company.

(d)           All financial records of Canada.

(e)           All reports and documents in the possession of Canada related to any of the Properties

(f)           Minute books of Canada containing incorporation documents and any amendments thereto, bylaws, minutes of shareholder and director meetings, resolutions and shareholder records.

(g)           A legal opinion of counsel to Canada, acceptable to the Company, covering: (i) the existence and good standing of Canada as a corporation, (ii) the authorization of the transactions contemplated herein by Canada, (iii) the valid issuance of the Canada Shares that are to be exchanged hereunder, and (iv) the binding nature of this Agreement upon execution by Canada, and the Shareholders.

6.2         Documents to be delivered to Canada and the Shareholder. At the Closing the following documents shall be delivered to Canada and the Shareholder by the Company, which documents shall be reasonably satisfactory in form and content to Canada's counsel:

(a)           To the Shareholder, stock certificates evidencing the Exchange Shares.

(b)           To Canada, a certificate executed by the Company dated as of the Closing, certifying that the representations and warranties of the Company contained in this Agreement and the information set forth in the Schedule of the Company are then true and correct and that the Company has complied with all agreements and conditions required by this Agreement to be performed or complied with by it.

(c)           To Canada, a copy of the directors' resolution or the minutes of the meeting of the directors of the Company approving the execution and performance of this Agreement.

7.           OTHER COVENANTS OF THE PARTIES. The parties agree that, prior to the Closing:

7.1        Effectuation of this Agreement. The parties hereto each will use their best efforts to cause this Agreement and all related agreements to become effective, and all transactions herein and therein contemplated to be consummated, in accordance with its and their terms, to obtain all required consents, waivers and authorizations of governmental entities and other third parties, to make all filings and give all notices to those regulatory authorities or other third parties which may be necessary or reasonably required in order to effect the transactions contemplated in this Agreement, and to comply with all federal, local and State rules and regulations as may be applicable to the contemplated transactions in the United States.

7.2        Restriction on Action. The parties each agree that they will not do any thing or act prohibited by this Agreement or any related agreement, or fail to do any thing or act which he or it has undertaken to do in this Agreement or any related agreement.

7.3        Confidentiality. Canada the Shareholders and the Company covenant that they each will not disclose any confidential information of the other parties, except to its officers, directors, attorneys, accountants, and employees involved in these transactions, and only then on the condition that such individuals not disclose the information disclosed to them. Notwithstanding the foregoing, the terms of this Agreement, or of any of the transactions contemplated hereby, may be disclosed following execution hereof, provided that each party will provide at least twenty-four hours' notice to the other party prior to making the initial public announcement regarding the transaction. In addition, either party may disclose this Agreement or any part hereof to any third party at any time if required to do so by law, this Agreement or other contractual obligation. Canada and the Shareholder acknowledge that the Company is a reporting company in the United States and that the Company will control the public dissemination of information about this transaction.

8.           SURVIVAL OF COVENANTS AND WARRANTIES.

8.1        Survival of Covenants and Warranties.  The representations, warranties, covenants and agreements made by Canada and Shareholder on the one hand, and the Company on the other hand, shall survive the Closing for a period of two years and shall be fully enforceable at law or in equity against such other party and its successors and assigns for a period of one year after the Closing. Any investigation at any time made by or on behalf of (or any disclosure to) any party hereto shall not diminish in any respect whatsoever its right to rely on the representations and warranties of the other party hereto.

8.2        Notice of Claims. The Company, Canada and the Shareholder each agree to give prompt written notice to the other of any claim against the party giving notice which might give rise to a claim by it against the other party hereto, stating the nature and basis of the claim and the actual or estimated amount thereof.

9.           TERMINATION OF THIS AGREEMENT.

9.1        Grounds for Termination. This Agreement shall terminate:

(a)           By mutual written consent of the Company, the Shareholder and Canada; or

(b)           By Company or Canada, if:

(i)         all the conditions precedent to its respective obligations hereunder have not been satisfied or waived prior to the Closing, as it may be accelerated or extended;

(ii)        any party shall have defaulted or refused to perform in any material respect under this Agreement, or if the Company or Canada should have reasonable cause to believe there has been a material representation concerning, or failure or breach of, any representation or warranty by the other party, or if it appears that either Canada or the Company has committed any unlawful acts affecting the other party;

(iii)       the transactions contemplated in this Agreement and related agreements have not been consummated on the Closing, as it may be accelerated or extended, OR

(iv)       either the Company or Canada shall reasonably determine that the transactions contemplated in this Agreement have become inadvisable by reason of the institution or threat by any federal, state or municipal governmental authorities or by other person whatever of a formal investigation or of any action, suit or proceeding of any kind against either or both parties which in one party's reasonable belief is material in light of the other party's business, prospects, properties or financial condition;

9.2        Manner of Termination. Any termination of this Agreement (other than an automatic termination) shall be made in accordance with the above listed grounds and, if terminated by Canada or the Company, shall be accompanied by a copy of the resolution of the terminating party's board of directors. Written notice of termination shall be given to the other party as required in this Agreement as promptly as is practical under the circumstances. Upon a party's receipt of such termination notice, this Agreement shall terminate and the transactions herein contemplated shall be abandoned without further action by the parties.

9.3        Survival of Confidentiality Provisions. Upon termination of this Agreement for any reason, (i) the covenants of the parties concerning the confidentiality and proprietary nature of all documents and other information furnished hereunder shall remain in force except as to information which has otherwise become public knowledge, and (ii) each party shall promptly return all documents received from the other party in connection with this Agreement. This Paragraph constitutes a mutual covenant of the parties, and either may judicially enforce it.

10.         MISCELLANEOUS PROVISIONS.

10.1      Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto without the prior written consent of the parties not seeking assignment, and any purported assignment without such consent shall be null and void and of no force or effect. No such assignment shall relieve the assignor of any obligations created under this Agreement.

10.2      Parties in Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as expressly set forth in this Agreement.

10.3      Entire Agreement. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

10.4      Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Further, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

10.5      Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of all parties contained herein shall survive the Closing, and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the Company or Canada, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing.

10.6      Interpretation. This Agreement shall be governed by and construed under the laws of the State of Delaware with the exception that if any provision of this Agreement is deemed to be in conflict with any treaty duly ratified between the Government of the United States and the Government of Canada, including but not limited to tariff and trade agreements, tax treaties, general treaties of commerce and business, or if any provision of the Agreement is deemed to be in conflict with any pertinent provision of the Mining laws of Canada, then such provision shall be governed by and interpreted under the law of the specific treaty as ratified jointly by the governments, or in the case of a conflict of any of the provisions herein with any of the provisions of the Mining Law of Canada, then said provision shall be governed by and interpreted under the Mining Law of Canada.

10.7      Captions.  The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular provision in this Agreement, unless otherwise noted.

10.8      Notice. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by telefax transmission or by delivery by use of a messenger which regularly retains its delivery receipts. Such notice shall be deemed received on the date on which it is delivered to the addressee. For purposes of notice, the addresses of the parties shall be, if to Shareholders, sent to Canada for forwarding, and:

If to Canada:	c/o Todd Montgomery
or the Shareholder	870 State Route 339,
Yerington, NV 89447-2945

If to Company:	1135 Terminal Way
Suite 207B Reno, NV 89502

10.9       Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.  The Company shall be responsible to provide each party to the Agreement, a fully executed copy once all signatures have been received.

10.10     Prevailing Party (Attorneys' Fees) Clause. In the event of any litigation or proceeding arising as a result of the breach of this Agreement or the failure to perform hereunder, or failure or untruthfulness of any representation or warranty herein, the party or parties prevailing in such litigation or proceeding shall be entitled to collect the costs and expenses of bringing or defending such litigation or proceeding, including reasonable attorneys' fees, from the party or parties not prevailing.

10.11     Relationship of the Parties. Nothing in this Agreement is intended to be construed so as to suggest that the parties hereto are partners or joint ventures, or that any party or its employees is the employee or agent of the other. Neither Canada nor the Company has any express or implied right or authority under this Agreement to assume or create any obligations on behalf of or in the name of the other party to any contract, agreement, arrangement, understanding or undertaking with any third party.

10.12     No Advice Given.  Canada and the Shareholder acknowledge and agree that they have neither asked for nor received any legal or tax advice from the Company or its Directors or any other person associated with the Company in regard to this Agreement or the transactions herein contemplated, and have instead relied on advice and counsel furnished by their own legal or other advisers in order to satisfy themselves as to the tax and other legal implications to them of the Exchange and issuance of the Exchange Shares.

10.13     Acknowledgment by Shareholder. The Shareholder acknowledges and agree that their execution of this Agreement shall constitute a written consent in lieu of a meeting of the Shareholders of Canada, and that no meeting of or written consent or other action by the Shareholder of Canada is necessary to ratify the valid execution and performance of this Agreement and consummation of the Exchange by Canada.

IN WITNESS WHEREOF, all parties have executed this Agreement as of the date first written above;

INFRASTRUCTURE MATERIALS CORP.

/s/ Mason Douglas
Mason Douglas, President

CANADIAN INFRASTRUCTURE CORP.

/s/ Todd Montgomery
Todd Montgomery, President

THE SHAREHOLDER

/s/ Todd Montgomery
Todd Montgomery, sole shareholder:

Schedule ‘A’

The Dauphin quarry leases are 6 miles west (10 kms) & 6 miles south of Dauphin on paved highways. Hwy 5 is a major road to Saskatchewan and it follows a railway. There is also a gas pipeline along the hwy. All the leases are accessible by gravel or dirt roads.

The Winnipegosis & Spence Lake quarry leases are some 60 kms from Dauphin on a paved highway. Most of these leases are accessible by gravel or dirt road. The high grade limestone from these leases would be used to upgrade the lower grade material from the Dauphin area.

QL	#	LOCATION	LOCATION	HECTARES

LEASE #			SEC/TWP/RGE/MER

1958	1	DAUPHIN	06-024-19-W	69.697

1959	2	DAUPHIN	06-024-19-W	71.369

1960	3	DAUPHIN	06-024-19-W	71.375

1961	4	DAUPHIN	06-024-19-W	69.702

1962	5	DAUPHIN	12-024-20-W	69.608

1963	6	DAUPHIN	12-024-20-W	69.699

1964	7	DAUPHIN	12-024-20-W	67.178

1965	8	DAUPHIN	12-024-20-W	69.697

1966	9	DAUPHIN	11-024-20-W	64.750

1967	10	DAUPHIN	11-024-20-W	64.750

1968	11	DAUPHIN	11-024-20-W	69.697

1969	12	DAUPHIN	11-024-20-W	67.178

1970	13	DAUPHIN	10-024-20-W	69.702

1971	14	DAUPHIN	10-024-20-W	69.611

1972	15	DAUPHIN	10-024-20-W	66.536

1973	16	DAUPHIN	10-024-20-W	66.537

1974	17	DAUPHIN	16-024-20-W	66.531

1975	18	DAUPHIN	16-024-20-W	69.697

1976	19	DAUPHIN	16-024-20-W	66.532

1977	20	DAUPHIN	16-024-20-W	69.697

1978	21	DAUPHIN	20-024-20-W	69.698

1979	22	DAUPHIN	20-024-20-W	69.698

1980	23	DAUPHIN	20-024-20-W	69.698

1981	24	DAUPHIN	20-024-20-W	69.449

1983	1	WINNNIPEGOSIS	03-030-17-W	66.369

1984	2	WINNNIPEGOSIS	04-030-17-W	64.750

1985	3	WINNNIPEGOSIS	06-030-17-W	67.988

1986	4	WINNNIPEGOSIS	06-030-17-W	66.369

1987	5	WINNNIPEGOSIS	09-030-17-W	66.369

1988	6	WINNNIPEGOSIS	10-030-17-W	64.750

1989	7	WINNNIPEGOSIS	18-030-17-W	66.369

1990	8	WINNNIPEGOSIS	18-030-17-W	63.940

1991	9	WINNNIPEGOSIS	19-030-17-W	64.750

1992	10	WINNNIPEGOSIS	19-030-17-W	66.369

1993	11	WINNNIPEGOSIS	19-030-17-W	66.369

1994	12	WINNNIPEGOSIS	19-030-17-W	16.187

1995	12	WINNNIPEGOSIS	19-030-17-W	16.187

1996	13	WINNNIPEGOSIS	20-030-17-W	64.750

1997	14	WINNNIPEGOSIS	20-030-17-W	64.750

1998	15	WINNNIPEGOSIS	20-030-17-W	64.750

1999	16	WINNNIPEGOSIS	20-030-17-W	66.369

2000	17	WINNNIPEGOSIS	24-030-18-W	65.559

2001	18	WINNNIPEGOSIS	24-030-18-W	65.559

2002	19	WINNIPEGOSIS	29-030-17-W	20.234

2003	20	WINNIPEGOSIS	29-030-17-W	59.691

2004	21	WINNIPEGOSIS	30-030-17-W	66.369

2005	1	SPENCE	25-030-16-W	57.473

2006	2	SPENCE	25-030-16-W	67.461

2007	3	SPENCE	35-030-16-W	57.142

2008	4	SPENCE	35-030-16-W	56.489

2009	5	SPENCE	36-030-16-W	59.098

2010	6	SPENCE	36-030-16-W	55.800

2011	7	SPENCE	36-030-16-W	61.958

2013	8	SPENCE	04-030-16-W	66.369

2015	9	SPENCE	09-030-16-W	66.369

2016	10	SPENCE	09-030-16-W	64.438

2017	11	SPENCE	09-030-16-W	67.991

2018	12	SPENCE	09-030-16-W	62.597

2019	13	SPENCE	16-030-16-W	63.123

2020	14	SPENCE	16-030-16-W	65.843

2021	15	SPENCE	16-030-16-W	61.036

2022	16	SPENCE	16-030-16-W	62.050

2023	17	SPENCE	21-030-16-W	61.950

2024	18	SPENCE	21-030-16-W	62.541

2025	19	SPENCE	21-030-16-W	67.991

2026	20	SPENCE	21-030-16-W	67.988

2027	21	SPENCE	19-030-16-W	64.750

2028	22	SPENCE	19-030-16-W	66.369

2029	23	SPENCE	19-030-16-W	67.988

2030	24	SPENCE	19-030-16-W	67.988

2031	25	SPENCE	20-030-16-W	65.714

2032	26	SPENCE	20-030-16-W	33.184

2033	27	SPENCE	20-030-16-W	50.989

2037	28	SPENCE	36-030-16-W	61.322

2039	29	SPENCE	28-030-16-W	57.586

2040	30	SPENCE	28-030-16-W	66.369

2041	31	SPENCE	28-030-16-W	66.369

2042	32	SPENCE	28-030-16-W	66.369

2043	33	SPENCE	10-030-16-W	64.750

2044	34	SPENCE	03-030-16-W	64.750

2045	35	SPENCE	03-030-16-W	66.367

2050	22	WINNIPEGOSIS	23-029-17-W	65.964

2051	23	WINNIPEGOSIS	23-029-17-W	65.964

2052	24	WINNIPEGOSIS	23-029-17-W	67.583

2055	25	DAUPHIN	04-024-20-W	67.153

2056	26	DAUPHIN	07-024-20-W	67.077

2057	27	DAUPHIN	18-024-20-W	68.392

2058	28	DAUPHIN	30-024-20-W	70.415

2059	29	DAUPHIN	30-024-20-W	69.606

2060	30	DAUPHIN	30-024-20-W	69.606

2061	31	DAUPHIN	30-024-20-W	70.010

2062	32	DAUPHIN	36-024-21-W	69.606

2063	33	DAUPHIN	36-024-21-W	69.606

2064	34	DAUPHIN	36-024-21-W	70.010

2065	35	DAUPHIN	36-024-21-W	69.606
	95			6,090,052